SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2013

OP-TECH ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19761	91-1528142
(State or other jurisdiction) of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1 Adler Drive, East Syracuse, NY	13057
(Address of principal executive offices)	(Zip Code)

Telephone Number: (315) 437-2065

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On July 30, 2013, NRC US Holding Company, LLC, a Delaware limited liability company (“NRC”), announced that the offering period (the “Offering Period”), relating to the offer (the “Offer”) by NRC Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of NRC, to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of OP-TECH Environmental Services, Inc., a Delaware corporation (the “Company”), at a price of $0.116 per share of Common Stock, in cash, net to the seller, without interest thereon and subject to reduction for any applicable withholding taxes (the “Merger Consideration”), expired at 5:00 p.m., New York City time, on July 29, 2013.  As of the expiration of the Offering Period, the depositary for the Offer advised Merger Sub and NRC that a total of 56,904,875 shares of Common Stock were validly tendered in the Offer during the Offering Period (not including 250,000 shares of Common Stock subject to guaranteed delivery procedures), representing approximately 96.1% of the Company’s outstanding shares of Common Stock.  On July 30, 2013, Merger Sub accepted for payment all shares of Common Stock that were validly tendered and not properly withdrawn in the Offering Period and payment for such shares of Common Stock has been or will be made promptly in accordance with the terms of the Offer.  The Offer and the Offering Period occurred pursuant to the Agreement and Plan of Merger, dated as of June 19, 2013 (the “Merger Agreement”), by and among NRC, Merger Sub and the Company.  NRC has advised the Company that it has provided Merger Sub with sufficient funds from internally available cash to pay for the shares of Common Stock accepted for payment in connection with the Offer.

On July 30, 2013, Merger Sub effected a “short-form” merger, pursuant to which Merger Sub merged with and into the Company (the “Merger”) in accordance with the terms of the Merger Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation.  At the effective time of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock owned by Merger Sub, NRC or any direct or indirect wholly owned subsidiary of NRC or of the Company, and shares of Common Stock held by dissenting stockholders who properly exercise appraisal rights under the DGCL) was, by virtue of the Merger and without any action on the part of the holders of the Shares, converted into the right to receive the Merger Consideration.  As a result of the Merger, the Company became a wholly-owned subsidiary of NRC.

The aggregate purchase price to acquire all outstanding shares of Common Stock and equity interests of the Company was approximately $6.9 million.

The foregoing description of the Offer, the Offering Period, the Merger Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 20, 2013 and is incorporated herein by reference.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Upon the closing of the Merger, the Company became a wholly-owned subsidiary of NRC.  In connection with the completion of the Merger, the Company has informed the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Merger and requested that trading in its share of Common Stock be suspended and that the Common Stock be withdrawn from quotation on the OTC Markets Group, Inc.  The Company intends to file with the Securities and Exchange Commission a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would terminate and suspend the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03.                                        Material Modification to Rights of Security Holders.

On July 30, 2013, pursuant to the terms of the Merger Agreement, each outstanding share of Common Stock not tendered and purchased pursuant to the Offer (other than shares of Common Stock owned by Merger Sub, NRC or any direct or indirect wholly owned subsidiary of NRC or of the Company, and shares of Common Stock held by dissenting stockholders who properly exercise appraisal rights under the DGCL) was converted into the right to receive the Merger Consideration.

Item 5.01                                                  Changes in Control of Registrant.

The information disclosed in Item 2.01 and 5.02 is hereby incorporated by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Merger Sub’s acceptance for payment all shares of Common Stock and the closing of the Merger, and pursuant to the plan of merger included in the Merger Agreement, on July 30, 2013 (a) each of Richard Elander, Steven Sanders, George Lee, Jr., Richard Jacobson, Richard Messina and Robert Berger submitted a resignation from the Company’s board of directors and from any committees of the Company’s board of directors, (b) the size of the Company’s board of directors was reduced to four and (c) each of C. Alexander Harman, Glenn Shor, Steven Candito and David Ratter (collectively, the “Appointees”) were elected as directors of the Company.  The Appointees were designated for appointment to the Company’s board of directors by NRC in accordance with the provisions of the Merger Agreement.  Each of the Appointees is an officer of NRC or one of its affiliates.  Information about the Appointees is set forth in Annex I to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on June 28, 2013, which is included as Exhibit 20.1 hereto and is incorporated by reference herein.

Also, in connection with Merger Sub’s acceptance for payment all shares of Common Stock and the closing of the Merger, on July 30, 2013, the Company accepted the resignations of Charles Morgan, as Chief Executive Officer of the Company, and Michael McCall, as Treasurer and Controller of the Company, and the Company appointed as of July 30, 2013, Steven Candito as President and Salvatore Sacco as Treasurer.

The following is a brief biographical summary for each of Messrs. Candito and Sacco:

Steven Candito, age 55.  Serves as Director, President, Chief Executive Officer, and Treasurer of NRC from 2012 to the present.  Also, Mr. Candito serves as President and Chief Operating Officer of National Response Corporation from 2012 to the present.  Prior to that, Mr. Candito was President of NRC Environmental Services Inc. from 2003 to 2012.  Mr. Candito has overseen National Response Corporation’s provision of industrial, environmental and emergency solutions in various capacities, including Vice President, General Counsel and President, for over 20 years.

Salvatore Sacco, age 48.  Serves as Chief Financial Officer and Senior Vice President of National Response Corporation from 2012 to the present.  Previously, Mr. Sacco served as Vice President and Financial Controller of Adecco Solutions, Inc. from 2011 to 2012.  Prior to that, Mr. Sacco was the Chief Financial Officer of Volt Delta Resources, LLC from 2007 to 2011 and the Vice President and Controller of North American Airlines from September 2005 to January 2007.  Mr. Sacco has over 25 years of experience in various finance and accounting roles across several different industries, including independent power, software / IT services, airline, outsourcing and private equity, and is a New York Certified Public Accountant.

The information disclosed in Item 2.01 is hereby incorporated by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety. A copy of the Company’s certificate of incorporation, as amended and restated in connection the Merger, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s bylaws were amended and restated in their entirety. A copy of the Company’s bylaws, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                         Exhibits.

Exhibit	Description

2.1

Agreement and Plan of Merger, dated as of June 19, 2013, by and among the Company, NRC and Merger Sub (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 20, 2013)

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

20.1

Solicitation/Recommendation Statement on Schedule 14D-9 of the Company, filed by the Company with the Securities and Exchange Commission on June 28, 2013 (incorporated by reference to the Solicitation/Recommendation Statement on Schedule 14D-9 of the Company, filed by the Company with the Securities and Exchange Commission on June 28, 2013)

99.1

Press Release issued by NRC announcing completion of the Offer, dated July 30, 2013 (incorporated by reference to Exhibit (a)(1)(G) of Amendment No. 2 to the Tender Offer Statement on Schedule TO filed by NRC, Merger Sub and J.F. Lehman & Company, Inc. with the Securities and Exchange Commission on July 30, 2013)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OP-TECH ENVIRONMENTAL SERVICES, INC.

	By:	/s/ Steven Candito
Steven Candito
President

Date: July 30, 2013

EXHIBIT INDEX

Exhibit	Description

2.1

Agreement and Plan of Merger, dated as of June 19, 2013, by and among the Company, NRC and Merger Sub (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 20, 2013)

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

20.1

Solicitation/Recommendation Statement on Schedule 14D-9 of the Company, filed by the Company with the Securities and Exchange Commission on June 28, 2013 (incorporated by reference to the Solicitation/Recommendation Statement on Schedule 14D-9 of the Company, filed by the Company with the Securities and Exchange Commission on June 28, 2013)

99.1

Press Release issued by NRC announcing completion of the Offer, dated July 30, 2013 (incorporated by reference to Exhibit (a)(1)(G) of Amendment No. 2 to the Tender Offer Statement on Schedule TO filed by NRC, Merger Sub and J.F. Lehman & Company, Inc. with the Securities and Exchange Commission on July 30, 2013)